EXHIBIT 4
                    SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of October 9, 2002 by and among Superconductor Technologies Inc., a Delaware corporation (the "Company"), and each of the purchasers set forth on the signature pages of this Agreement (the "Investors") with reference to the following facts:
A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").
B. The Investors desire to purchase, and the Company desires to issue and sell, upon the terms and conditions in this Agreement, (i) an aggregate of 15,833,669 shares (the "Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), at $0.95 per share and (ii) stock purchase warrants in the form attached hereto as Exhibit A (the "Warrants") to purchase up to an aggregate 3,958,418 additional shares of Common Stock (the "Warrant Shares").
D. Each Investor wishes to purchase, upon the terms and conditions in this Agreement, the number of Shares and the number of Warrants set forth immediately next to its name on the signature pages of this Agreement.
E. Contemporaneous with the closing of the transactions contemplated by this Agreement, the parties will be executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws. This Agreement, the Warrants and the Registration Rights Agreement are collectively referred to as the "Transaction Documents".
F. The transaction contemplated by this Agreement is intended to generate a minimum of $15,000,000 and a maximum of $20,000,000 gross proceeds to the Company on the Closing Date (as defined below). The sale of securities hereunder to the Investors initially executing this Agreement will meet the minimum gross proceeds requirement, and the Company may secure additional commitments from additional Investors executing this Agreement hereafter and prior to the Closing for the sale of additional securities at the price and on the terms specified herein provided the aggregate of all sales to Investors does not exceed the maximum gross proceeds limit.
NOW, THEREFORE, the Company and each of the Investors severally (and not jointly) hereby agree as follows:
            1.           Purchase and Sale of Shares and
            Warrants.
            1.1                        Purchase of
            Shares and Warrants.  On the Closing Date
            (as defined below), the Company shall issue and sell to each Investor, and each Investor severally agrees to purchase from the Company, the number of Shares and Warrants set forth immediately next to such Investor's name on the signature pages to this Agreement.
            1.2                        Form of Payment.
            On the Closing Date, (i) each Investor shall pay the purchase price for the Shares and the Warrants to be issued and sold to it at the Closing (as defined below) (the
            "Purchase Price") by wire transfer of
            immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the
            Shares and duly executed Warrants
            which such Investor is purchasing and (ii) the Company shall deliver such certificates and Warrants duly executed on behalf of the Company, to such Investor, against delivery of such Purchase Price.
            1.3      Closing Date.  Subject to the
            satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, the date and time of the issuance and sale of the Shares and the Warrants pursuant to this Agreement
            (the "Closing Date") shall be 9:00 a.m.,
            Pacific Standard Time, on the date of
            closing of the Merger (as defined in Section
            5.5 below) or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the
            "Closing") shall occur on the Closing Date at the offices of Guth|Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los
            Angeles, California, or at such other
            location as may be agreed to by the parties.
            1.4              Adjustments.  If at any
            time prior to the Closing the outstanding shares of Common Stock are subdivided into a greater number of shares or consolidated into a lesser number of shares, then proportionate adjustments shall be made to per share purchase price and number of shares of Common Stock purchased hereunder and under the form of Warrant attached hereto in order to prevent dilution and maintain the same aggregate consideration hereunder and thereunder.
            2.           Investors' Representations,
            Warranties and Covenants. Each Investor severally (and not jointly) represents, warrants and covenants to the Company solely as to such Investor that:
            1.1      Investment Purpose.  As of the date
            hereof, the Investor is purchasing the
            Shares, the Warrants and Warrant Shares
            (collectively the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the
            Securities Act; provided, however, that by making the representations herein, the
            Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
            1.2                        Investor Status.
            The Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D. In the normal course of its business, the Investor invests in or purchases securities similar to the Securities and it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Securities.
            1.3                        Reliance on
            Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United
            States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
            1.4      Information.  The Investor and its
            advisors, if any, have been furnished with all materials (excluding any material nonpublic information) relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor or its advisors.
            The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Investor or any of its advisors or representatives shall modify, amend or affect Investor's right to rely on the Company's representations and warranties contained in Section 3. The
            Investor understands that its investment in the Securities involves a significant degree of risk.
            1.5      Governmental Review.  The Investor
            understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.
            1.6      Transfer or Re-sale.  The Investor
            understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act, (b) the Investor shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate"
            (as defined in Rule 144 promulgated under the Securities Act (or a successor rule)
            ("Rule 144")) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2.6 and who is an "accredited investor" (as defined in Rule 501(a) of Regulation D) or (d) the
            Securities are sold pursuant to Rule 144;
            (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange
            Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement).
            Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement; provided, however, that upon execution on any such pledge, the pledgee shall be subject to the restrictions on transfer of the Securities contained in this Agreement.
            1.7      Legends.  The Investor understands
            that the Shares and the Warrants and, until such time as the Warrant Shares have been registered under the Securities Act as contemplated by the Registration Rights
            Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates for the Shares and Warrant
            Shares may bear a restrictive legend in
            substantially the following form (and a
            stop-transfer order may be placed against transfer of the certificates for such Securities):

                The securities represented by this
                certificate have not been registered
                under the Securities Act of 1933, as
                amended, or the securities laws of
                any state of the United States.  The
                securities represented hereby may
                not be offered or sold in the
                absence of an effective registration
                statement for the securities under
                applicable securities laws unless
                offered, sold or transferred under
                an available exemption from the
                registration requirements of those
                laws.
       The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for resale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144(k) without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act and such sale or transfer is effected or (c) such holder provides the Company with reasonable and customary assurances that such Security can be sold pursuant to Rule 144 and such sale or transfer is effected. The Investor agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.
            1.8      Authorization; Enforcement.  This
            Agreement and the Registration Rights
            Agreement have been duly and validly
            authorized. This Agreement has been duly executed and delivered on behalf of the Investor, and this Agreement constitutes, and upon execution and delivery by the Investor of the Registration Rights
            Agreement, such agreement will constitute, valid and binding agreements of the Investor enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar rights affecting or relating to creditors' rights generally and general principles of equity.
            1.9      Residency.  The Investor is a
            resident of the jurisdiction set forth
            immediately next to such Investor's name on the signature pages hereto.
            1.10     Trading Limitations.  The Investor
            will conduct any sales of Common Stock in compliance with all relevant securities laws and regulations. The Investor will not engage in any "short sales" (as defined in Rule 3b-3 under the Securities Act) prior to the effective date of the Registration
            Statement (as defined in the Registration
            Rights Agreement). This prohibition against short sales will not apply to the Investor during any period in which the Investor is prevented from publicly reselling previously acquired shares of common stock of the Company or Conductus, Inc. (or shares hereafter acquired under previously issued warrants) due to the suspension or lapse for any reason of the registration statements presently in effect under existing registration rights agreements. The
            Investor has not engaged in any purchases or sales of Common Stock within the past five
            (5) trading days.
            2.           Representations and Warranties
            of the Company. The Company represents and warrants to each Investor that:
            1.1      Organization and Qualification.
            The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power to own its properties and to carry on its business as now being conducted. Schedule 3.1 sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the holder's rights relating to the Securities, (ii) the business, operations, assets, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole,
            (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iv) the authority or the ability of the Company to perform its obligation under this Agreement, the Registration Rights Agreement or the Warrants. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.
            1.2      Authorization; Enforcement.  (i)
            The Company has all requisite corporate
            power and authority to enter into and
            perform this Agreement, the Registration
            Rights Agreement and the Warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company, and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and the issuance and reservation for issuance of the Warrant
            Shares issuable upon exercise of the
            Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and
            (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Registration Rights Agreement and the
            Warrants, each of such agreements and
            instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar rights affecting or relating to creditors' rights generally and general principles of equity.
            1.3      Capitalization.  As of the date
            hereof, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock, of which 25,198,270 shares are issued and outstanding, 3,643,405 shares are reserved for issuance pursuant to the Company's stock option plans, 3,461,091 shares are reserved for issuance pursuant to securities (other than the Warrants) exercisable for, or convertible into or exchangeable for shares of Common Stock, 3,958,418 shares are reserved for issuance upon exercise of the Warrants; and (ii)
            2,000,000 shares of preferred stock, of
            which no shares are issued and outstanding.
            All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3.3, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries,
            (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement) and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Shares, the Warrants or Warrant Shares. The Company has made available to counsel for the Investors true and correct copies of the Company's
            Restated Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's Bylaws, as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto except for stock options granted under any benefit plan of the Company.
            1.4      Issuance of Shares.  The Shares are
            duly authorized and, upon issuance in
            accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. The
            Warrant Shares are duly authorized and
            reserved for issuance and, upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.
            1.5      No Conflicts.  The execution,
            delivery and performance of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of
            Incorporation or Bylaws or (ii) except as set forth on Schedule 3.5, violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or
            (iii) result in a violation of any law,
            rule, regulation, order, judgment or decree
            (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse
            Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, Bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as a Investor owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible or actual violations, if any, the sanctions for which would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agreement, except as set forth on Schedule 3.5 hereto, and except as required under the Securities
            Act and any applicable state securities
            laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the
            Warrants in accordance with the terms hereof or thereof or to issue and sell the Shares and Warrants in accordance with the terms hereof and to issue the Warrant Shares upon exercise of the Warrants. Except as disclosed in Schedule 3.5, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Nasdaq National Market and does not reasonably anticipate that the Common Stock will be desisted from the Nasdaq National
            Market in the foreseeable future. The
            Company and its Subsidiaries are unaware of any facts or circumstances which might reasonably be expected to give rise to any of the foregoing.
            1.6      SEC Documents; Financial
            Statements.  Since January 1, 2000, the
            Company has timely filed all reports,
            schedules, forms, statements and other
            documents required to be filed by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to each Investor true and complete copies of any SEC Documents, specifically requested by Investor or not filed via the Securities and Exchange Commission's EDGAR database, except for exhibits and incorporated documents, and the Company understands that Investor has secured copies of the remainder of such SEC Documents from the Securities and Exchange Commission's EDGAR database through the world wide web. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Securities and Exchange Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the
            Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and
            (ii), individually or in the aggregate,
            would not have a Material Adverse Effect.
            1.7      Absence of Certain Changes.  Except
            as disclosed in the SEC Documents, since
            December 31, 2001, there has been no change or development which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.
            1.8      Absence of Litigation.  Except as
            disclosed in the SEC Documents, there is no action, suit, claim, proceeding or, to the knowledge of the Company and its Subsidiaries, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.
            1.9      Intellectual Property.  The Company
            and each of its subsidiaries owns or is
            licensed to use all patents, patent
            applications, trademarks, trademark
            applications, trade names, service marks, copyrights, copyright applications, licenses, permits, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intellectual
            Property") necessary for the conduct of its business as now being conducted and as proposed to be conducted. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has received written notice that it is infringing upon or in conflict with any third party Intellectual Property. Except as set forth on Schedule 3.9, neither the Company nor any of its subsidiaries has entered into any consent, indemnification, forbearance to sue or settlement agreements with respect to the validity of the Company's or such subsidiary's ownership or right to use its Intellectual Property. The Company's Intellectual Property is valid and enforceable, and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The
            Company has complied with its contractual obligations relating to the protection of the Intellectual Property used pursuant to licenses. To the Company's knowledge, no person is infringing on or violating the Intellectual Property owned or used by the Company.
            1.10     Environment.  (i) There is no
            environmental liability, nor factors likely to give rise to any environmental liability, affecting any of the properties of the Company or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect and (ii) neither the Company nor any of the subsidiaries has violated any environmental law applicable to it now or previously in effect, other than such violations or infringements that, individually or in the aggregate, have not had and will not have a Material Adverse
            Effect.
            1.11     Title.  The Company and each of its
            subsidiaries has good title in fee simple to all real property and good title to all personal property owned by it which is material to its business, free and clear of all liens, encumbrances and defects except for such defects in title that, individually or in the aggregate, could not have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its subsidiaries are held by the Company or such subsidiary under valid, subsisting and enforceable leases with such exceptions which have not had and will not have a Material Adverse Effect.
            1.12     Insurance.  The Company and its
            subsidiaries maintain such insurance
            relating to their business, operations and assets as is appropriate to their business, assets and operations, in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses, assets and operations, and such insurance coverages will be continued in full force and effect to and including the Closing Date other than those insurance coverages in respect of which the failure to continue in full force and effect could not reasonably be expected to have a Material Adverse Effect.
            1.13     No Brokers.  The Company has not
            engaged any person to which or to whom
            brokerage commissions, finder's fees,
            financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated hereby.
            1.14     Tax Status.  The Company and each
            of its subsidiaries has made or filed all material federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company or the applicable subsidiary has set aside on its books provisions adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.
            There are no material unpaid taxes claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns have been or is being audited by any taxing authority.
            1.15     No General Solicitation.  Neither
            the Company nor any person participating on the Company's behalf in the transactions contemplated hereby has conducted any
            "general solicitation" or "general
            advertising" as such terms are used in
            Regulation D, with respect to any of the Securities being offered hereby.
            1.16     Securities Laws.  Neither the
            Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act.
            The offer, sale and delivery of shares of Common Stock upon exercise of the Warrants will be exempt from the registration requirements of Section 5 of the Securities
            Act. Assuming the truth and accuracy of the representations and warranties of the
            Investors set forth in Section 2 of this Agreement, the Investors will not be statutory underwriters within the meaning of
            Section 2(a)11 of the Securities Act.
            1.17     Form S-3 Eligibility.  The Company
            is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities
            Act.  Except for obtaining the waivers
            disclosed on Schedule 3.5, there exist no facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant's consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Rights Agreement).
            1.18     Disclosure.  All information
            relating to or concerning the Company and its subsidiaries set forth in this Agreement or provided to the Investors pursuant to
            Section 2.4 hereof and otherwise in
            connection with the transactions
            contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their businesses, properties, operations, prospects or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities
            Act with respect to a primary issuance of the Company's securities.
            1.19     Foreign Corrupt Practices.  Neither
            the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S.
            Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.
            1.20     No Investment Company.  The Company
            is not, and upon the issuance and sale of the Securities as contemplated by this Agreement and the Warrants will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The
            Company is not controlled by an Investment
            Company.
            2.           Covenants.
            1.1      Best Efforts.  The parties shall
            use their best efforts to satisfy timely each of the conditions described in Sections
            5 and 6 of this Agreement; provided,
            however, that the foregoing shall not
            obligate the Company to waive any closing conditions to the Merger.
            1.2      Form D; Blue Sky Laws.  The Company
            agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The
            Company shall, on or before the Closing
            Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investors at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date.
            1.3      Reporting Status; Eligibility to
            Use Form S-3. The Company's Common Stock is registered under Section 12(g) of the Exchange Act. So long as any Investor beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange
            Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3 for the resale of Common Stock by the Investors.
            The Company shall issue a press release
            describing the materials terms of the
            transaction contemplated hereby within one
            (1) business of the Closing Date and shall file with the SEC a Current Report on Form
            8-K describing the material terms of the transaction contemplated hereby within three
            (3) business days of the Closing Date, which press release and Form 8-K shall be subject to prior review by the Investors.
            1.4      Use of Proceeds.  The Company shall
            use the proceeds from the sale of the Shares and the Warrants in the manner set forth in
            Schedule 4.4.
            1.5      Reservation of Shares.  The Company
            shall at all times have authorized, and
            reserved for the purpose of issuance, a
            sufficient number of shares of Common Stock to provide for the full exercise of the Warrants. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the Warrants (except as a result of the issue of the Warrant Shares upon the exercise of the Warrants) without the consent of the Investors
            1.6      Listing.  On the Closing Date, the
            Company shall have applied for the listing of the Shares and Warrant Shares, in each case, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed or quoted and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable hereunder and all Warrant
            Shares from time to time issuable upon
            exercise of the Warrants. The Company shall use its best efforts to keep its shares of Common Stock listed in The Nasdaq Stock
            Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of The Nasdaq Stock Market.
            1.7      No Integration.  The Company shall
            not make any offers or sales of any security
            (other than the Securities) under
            circumstances that would require
            registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.
            2.           Conditions to the Company's
            Obligation to Sell. The obligation of the Company hereunder to issue and sell the Shares and Warrants to the Investors at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived in writing by the Company at any time in its sole discretion:
            1.1      All of the Investors shall have
            executed this Agreement and the Registration
            Rights Agreement, and delivered the same to the Company.
            1.2      All of the Investors shall have
            delivered the Purchase Price in accordance with Section 1.2 above.
            1.3      The representations and warranties
            of all of the Investors shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and all of the Investors shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investors at or prior to the Closing Date.
            1.4      No litigation, statute, rule,
            regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
            1.5              The Company shall have
            consummated the transactions contemplated by the Agreement and Plan of Merger (the
            "Merger Agreement") dated on or about
            October 9, 2002 by and among the Company, STI Acquisition, Inc. and Conductus, Inc.
            (the "Merger").
            1.6              The purchase of the Shares
            and Warrants by each Investor shall have closed, resulting in gross aggregate proceeds to the Company on the Closing Date of not less than $15,000,000 nor more than $20,000,000.
            2.           Conditions to Each Investor's
            Obligation to Purchase. The obligation of each Investor hereunder to purchase the Shares and Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Investor's sole benefit and may be waived in writing by such Investor at any time in its sole discretion:
            1.1      The Company shall have executed
            this Agreement and the Registration Rights
            Agreement, and delivered the same to the Investor.
            1.2      The Company shall have delivered to
            such Investor duly executed certificates (in such denominations as the Investor shall request) representing the Shares and duly executed Warrants in accordance with Section
            1.2 above.
            1.3      The Shares shall be authorized for
            quotation on The Nasdaq Stock Market and trading in the Common Stock or The Nasdaq
            Stock Market generally shall not have been suspended or be under threat of suspension by the SEC or any governing body of The
            Nasdaq Stock Market.
            1.4      The representations and warranties
            of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate or certificates, executed by the chief executive officer or chief financial officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor including, but not limited to, certificates with respect to the Company's Certificate of Incorporation, Bylaws and
            Board of Directors' resolutions relating to the transactions contemplated hereby.
            1.5      No litigation, statute, rule,
            regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
            1.6      The Company shall have provided
            advance notice to The Nasdaq Stock Market of the issuance of the Shares and Warrant
            Shares if so required by the rules
            applicable thereto.
            1.7      The Investor shall have received an
            opinion of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the
            Investor and in substantially the same form as Exhibit C attached hereto.
            1.8      From the date of this Agreement
            through the Closing Date, there shall not have occurred any Material Adverse Effect.
            1.9              The Company shall have
            consummated the Merger.
            1.10             The purchase of the Shares
            and Warrants by each Investor shall have closed, resulting in gross aggregate proceeds to the Company (including from the Investor) on the Closing Date of not less than $15,000,000 nor more than $20,000,000.
            2.           Confidentiality.  Each Investor
            severally agrees on behalf of itself to
            maintain the confidentiality of the Merger as follows:
            1.1              Definitions.  "Disclosing
            Parties" means the Company and Conductus, Inc., the parties to the Merger.
            "Confidential Information" means all
            information or material concerning the
            Merger and the combined operations of the two companies following the Merger which has been or is hereafter disclosed to the Investor by either Disclosing Party, whether or not such information is identified as Confidential Information by one or both Disclosing Parties. "Recipient" means an Investor and all its affiliates, subsidiaries, and related companies of
            Recipient.  "Representative" means
            Recipient's directors, officers, employees, agents, and financial, legal, and other advisors.
            1.2              Expiration Date; Filing of
            Merger Announcement. The "Expiration Date" shall be the date of filing of a Form 8-K with the Securities Exchange Commission publicly announcing the Merger or such earlier date as the Merger is terminated.
            The Company shall issue a press release
            describing the materials terms of the Merger and file a copy of such press release with the SEC on Form 8-K within one (1) business of execution of the Merger Agreement but in no event later than five (5) business days after execution of the Merger Agreement.
            1.3              Exclusions.  Confidential
            Information does not include information that Recipient can demonstrate: (a) was in Recipient's possession prior to its being furnished to Recipient, provided the source of that information was not known by Recipient to be bound by a confidentiality agreement with or other continual, legal or fiduciary obligation of confidentiality to either of the Disclosing Parties; (b) is now, or hereafter becomes, through no act or failure to act on the part of Recipient, generally known to the public; (c) is rightfully obtained by Recipient from a third party, without breach of any obligation to either of the Disclosing
            Parties; or (d) is independently developed by Recipient without use of or reference to the Confidential Information.
            1.4      Confidentiality.  Recipient agrees
            to use the Confidential Information solely for the purpose of evaluating an investment in the entity formed upon completion of the Merger. Prior to the Expiration Date,
            Recipient and its Representatives shall not disclose any of the Confidential Information in any manner whatsoever, except as otherwise provided in Sections 7.5 and 7.6 of this Agreement, and shall hold and maintain the Confidential Information in confidence.
            1.5      Permitted Disclosures.  Prior to
            the Expiration Date, Recipient may disclose
            Confidential Information to Recipient's
            Representatives with a bona fide need to know such Confidential Information, but only to the extent necessary for such Representatives to perform services for
            Recipient in connection with Recipient's purpose in obtaining the information.
            Recipient shall be fully responsible
            hereunder for any unauthorized disclosure or use of Confidential Information by any of Recipient's Representatives.
            1.6      Required Disclosures.  Prior to the
            Expiration Date, Recipient may disclose
            Confidential Information if and to the
            extent that such disclosure is required by court order, provided that Recipient provides each of the Disclosing Parties a reasonable opportunity to review the disclosure before it is made and to interpose its own objection to the disclosure or seek to limit the disclosure or maintain confidentiality after disclosure.
            1.7      Covenant Not to Trade Securities.
            Prior to the Expiration Date, Recipient and its Representatives may not buy, sell, trade or engage in any other transaction involving securities issued by either of the Disclosing Parties, including, without limitation, any option contract to buy or sell securities issued by either of the Disclosing Parties.
            1.8      Irreparable Harm.  Recipient
            understands and acknowledges that any
            disclosure or misappropriation of any of the Confidential Information in violation of this Agreement may cause either of the Disclosing Parties irreparable harm, the amount of which may be difficult to ascertain, and therefore agrees that each of the Disclosing Parties shall have the right to apply to a court of competent jurisdiction for specific performance and/or an order restraining and enjoining any such further disclosure or breach and for such other relief as such Disclosing Party shall deem appropriate. Such right of each of the Disclosing Parties is to be in addition to the remedies otherwise available to such Disclosing Party at law or in equity.
            Recipient expressly waives the defense that a remedy in damages will be adequate and any requirement in an action for specific performance or injunction for the posting of a bond by a Disclosing Party.
            1.9              Existing Confidentiality
            Agreements.  The provisions of this Section
            7 supersede in their entirety any existing confidentiality or non-disclosure agreements in effect concerning the Merger and the investments contemplated herein, and such agreements shall terminate upon execution of this Agreement by the Company. The termination of such agreements does not relieve any party from liability for any breaches prior to the date of this Agreement.
            2.           Company's Board of Directors.
            The Company shall take all steps necessary to add the following individuals to its board of directors: (a) Mr. John Shoch, or another person acceptable to the current directors of the Company designated by Alloy Ventures 2002, LLC, as of the date of the next annual stockholder meeting and (b) one individual as of the Closing Date acceptable to the current directors of the Company designated jointly by Special Situations
            Fund III, L.P., Special Situations Fund
            Cayman, L.P., Special Situations Private
            Equity Fund, L.P. and Special Situations
            Technology Fund, L.P.
            3.           Additional Investors.
            3.1                       Conditions for
            Additional Investors.  The transaction
            contemplated by this Agreement is intended to generate a minimum of $15,000,000 and a maximum of $20,000,000 gross proceeds to the Company on the Closing Date. The sale of securities hereunder to the Investors initially executing this Agreement on the date hereof (the "Initial Investors") will meet the minimum gross proceeds requirement.
             The Company may add additional Investors
            (the "Additional Investors") to this
            Agreement prior to the Closing by having them execute a signature page to this Agreement for the sale of additional securities at the price and on the terms specified herein provided (a) the aggregate of all sales to Investors hereunder does not exceed $20,000,000 and (b) the Company has obtained the consent of Alloy Ventures 2002, LLC and Wellington Management Company, LLP
            (which consent will not be unreasonably
            withheld) to the sale of securities
            hereunder to the Additional Investors.
            Except as permitted in this Section 9 and subject to Section 9.3, the Company will not contract with any party to obtain additional equity financing beginning on the date hereof and ending on the Closing Date.
            3.2                       Right of First
            Refusal. Each time the Company desires to add an Additional Investor, the Company will first deliver to each Initial Investor by facsimile or email at least forty-eight (48) hours in advance a notice naming the Additional Investor and proposed amount of the investment (such investment to be at the price and on the terms specified in this Agreement). The Initial Investors and their affiliates will have an option for forty-eight (48) hours to purchase any or all of the securities being offered to the Additional Investor on the same price and terms as specified in this Agreement. Any Initial Investor may exercise such option by giving notice by facsimile or email to the Company's Chief Financial Officer within such 48-hour period to buy a specified amount of the offered securities. The closing of the sale to Additional Investors and Initial Investors exercising their option rights shall be contemporaneous with the Closing under this Agreement. To the extent that the Initial Investors, in the aggregate, elect to purchase more than all of such securities, the amount that each Initial Investor shall be entitled to purchase shall be pro rated based on the Initial Investor's Pro Rata Percentage.
            "Pro Rata Percentage" means, with respect to any Initial Investor, a percentage computed by dividing the Purchase Price paid hereunder by such Initial Investor by the aggregate Purchase Price paid hereunder by all of the Initial Investors.
            3.3                       Permitted
            Transactions. The limitations referred to in Sections 9.1 and 9.2 shall not apply to
            (i) any transaction involving issuances of securities as consideration in a merger, consolidation or acquisition of assets, or in connection with any strategic partnership, collaboration or joint venture
            (the primary purpose of which is not to
            raise capital), or as consideration for the acquisition of a business, product or license by the Company, (ii) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or issued pursuant to this Agreement, (iii) the grant of additional options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, stock purchase or restricted stock plan for the benefit of the Company's employees, consultants or directors; (iv) the issuance of securities in connection with the settlement of litigation; or (v) the issuance of warrants incidental to any revolving credit or similar debt financing from a financial institution engaged in the business of lending money such as a bank, trust company, insurance company or other institutional lender.
            4.           Governing Law; Miscellaneous.
            1.1      Governing Law.  This Agreement
            shall be governed by and construed in
            accordance with the laws of the State of Delaware applicable to agreements made and to be performed in the State of Delaware
            (without regard to principles of conflict of laws). Both parties irrevocably consent to the exclusive jurisdiction of the United
            States federal courts and the state courts located in Delaware with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Investor irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company and each Investor further agrees that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Each of the parties agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.
            1.2      Counterparts; Signatures by
            Facsimile. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page to be physically delivered to the other parties within five (5) days of its execution.
            1.3      Headings.  The headings of this
            Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
            1.4      Severability.  If any provision of
            this Agreement shall be invalid or
            unenforceable in any jurisdiction, such
            invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.
            1.5      Entire Agreement; Amendments.  This
            Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investors make any representation, warranty, covenant or undertaking with respect to such matters.
            No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and, by the Investors as provided in Section 10.14.
            1.6      Notices.  Any notices required or
            permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier
            (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:
                         If to the Company:
                                  Superconductor Technologies
                                  Inc.
                                  460 Ward Drive
                                  Santa Barbara, California
                                  93111-2310
                                  Attention: President and
                                  Chief Executive Officer
                                  Facsimile: (805) 683-9496
                                  Telephone: (805) 690-4500

                         With copy to:

                                  Guth|Christopher LLP
                                          10866 Wilshire
                                          Boulevard
                                          Suite 1250
                                          Los Angeles,
                                          California 90024
                                          Attention: Daniel
                                          G. Christopher, Esq.
                                          Facsimile: (310)
                                          470-8354
                                          Telephone: (310)
                                          474-8809

       If to an Investor: To the address set forth immediately next to such Investor's name on the signature pages hereto.

       Each party shall provide notice to the other party of any change in address.

            1.7      Successors and Assigns.  This
            Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2.6, any Investor may assign its rights hereunder to any person that purchases Securities in a private transaction from an Investor or to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company.
            1.8      Third Party Beneficiaries.  This
            Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
            1.9      Survival.  The representations and
            warranties of the Company and the agreements and covenants of the Company shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Investors; provided that the representations and warranties made to any Investor in Section 3 shall terminate on the earlier of (i) two (2) years from the date of discovery by such Investor of a breach thereof and (ii) three (3) years from the Closing Date. The Company agrees to indemnify and hold harmless each Investor and each of such Investor's officers, directors, employees, partners, members, agents and affiliates for loss or damage relating to the Securities purchased hereunder arising as a result of or related to any breach by the Company of any of its representations or covenants set forth herein.
            1.10     Further Assurances.  Each party
            shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
            1.11     No Strict Construction.  The
            language used in this Agreement will be
            deemed to be the language chosen by the
            parties to express their mutual intent, and no rules of strict construction will be applied against any party. With respect to the Company, "knowledge" shall mean the actual knowledge of the Company's directors, its Chief Executive Officer, Chief Financial
            Officer, Chief Technology Officer or any
            Vice President.
            1.12     Equitable Relief.  Each party
            acknowledges that a breach by it of its
            obligations hereunder will cause irreparable harm to the other parties by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by such party of the provisions of this Agreement, that the other parties shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.
            1.13     Termination.  In the event that the
            Closing Date shall not have occurred on or before February 15, 2003 or the Merger
            Agreement is terminated prior thereto,
            unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.
            1.14     Determinations.  Except as
            otherwise expressly provided herein, all consents, approvals and other determinations to be made by the Investors pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement prior to the Closing Date to be binding upon a Investors shall be made by such Investor and except as otherwise expressly provided herein, all consents, approvals and other determinations (other than amendments to the terms and provisions of this Agreement) to be made by the Investors pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by Investors
            (excluding Investors who are affiliates of the Company) that have invested more than fifty percent (50%) of the aggregate
            Investment Amounts invested by all Investors
            (excluding Investors who are affiliates of the Company).
            1.15             Expenses.  The parties
            hereto shall pay their own costs and
            expenses in connection herewith, except that the Company shall (a) pay at the Closing the reasonable fees and expenses of counsel to the Investors (not to exceed $30,000 for the work performed up to and including the date hereof) related to the negotiation of this Agreement and the other Transaction
            Documents, and (b) reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other
            Transaction Documents.
            1.16     Waiver of Conflicts.  Each of the
            parties acknowledges that Orrick, Herrington
            & Sutcliffe LLP, counsel for the Investors, has performed legal services for Conductus, Inc. in a variety of matters including in connection with the Merger and will serve as tax counsel to the Company in connection with the Merger. Accordingly, each Investor waives any conflict of interest arising from such representation. Each Investor is giving such waiver based on the understanding that Orrick, Herrington &
            Sutcliffe LLP has agreed that it will not represent the Investors (individually or as a group) in any litigation matter relating to the transactions contemplated hereby without a further waiver from the relevant
            Investors and the Company.
         [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


        Signature Page to Securities Purchase Agreement
       IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Agreement to be duly executed as of the date first above written.

                                                                               "COMPANY"

                                                                               SUPERCONDUCTOR TECHNOLOGIES INC.


                                                                               By:
                                                                               M. Peter Thomas
                                                                               President and Chief Executive Officer


                                                                               "INVESTORS"

       RESIDENCE:  California                                                  ALLOY VENTURES 2002, L.P.

       Investment Amount:  $4,868,549.55

       Common Shares:   5,124,789                                              By:


       Warrant Shares:     1,281,197                                                               Alloy Ventures
       2002, LLC
                                                                               Title:  General Partner

       Address for Notice:                                                     Managing Member of
       John F. Shoch, Ph.D.                                                    Alloy Ventures 2002, LLC
       Alloy Ventures
       480 Cowper Street, 2nd Floor
       Palo Alto, CA 94301


       RESIDENCE:  California                                                  ALLOY PARTNERS 2002, L.P.

       Investment Amount:  $131,450.55
       Common Shares:   138,369
       Warrant Shares:     34,592                                              By:


       Address for Notice:                                                                         Alloy Ventures
       2002, LLC
       John F. Shoch, Ph.D.                                                    Title:  General Partner
       Alloy Ventures
       480 Cowper Street, 2nd Floor                                            Managing Member of
       Palo Alto, CA 94301                                                     Alloy Ventures 2002, LLC


       RESIDENCE:  Delaware                                                    WILMINGTON SECURITIES, INC.

       Investment Amount:  $2,116,500
       Common Shares:  2,227,895
       Warrant Shares:      556,974                                            By:


       Address for Notice:                                                                         Andrew H.
       McQuarrie, President
       Wilmington Securities, Inc.
       824 Market Street, Suite 900
       Wilmington, DE 19801
       Attn:  Andrew H. McQuarrie


       RESIDENCE:  Pennsylvania                                                HENRY L. HILLMAN, ELSIE HILLIARD
       HILLMAN AND C. G.
                                                                               GREFENSTETTE, TRUSTEES OF THE
       HENRY L. HILLMAN TRUST U/A/T
       Investment Amount:   $187,500                                           DATED NOVEMBER 18, 1985
       Common Shares:     197,368
       Warrant Shares:      49,342                                             By: _________________________________
                                                                                                   C. G.
       Grefenstette, Trustee
       Address for Notice:
       c/o Maurice J. White
       The Hillman Company
       1800 Grant Building
       Pittsburgh, PA 15219

       RESIDENCE:  Pennsylvania                                                C.G. GREFENSTETTE AND L.M. WAGNER,
                                                                               TRUSTEES U/A/T DATED DECEMBER 30,
       1976 FOR THE CHILDREN OF
       Investment Amount:   $49,000                                            JULIET LEA HILLMAN SIMONDS
       Common Shares:     51,57
       Warrant Shares:      12,895
                                                                               By: _________________________________
       Address for Notice:                                                                         C. G.
       Grefenstette, Trustee
       c/o Maurice J. White
       The Hillman Company                                                     By: _________________________________
       1800 Grant Building                                                                         L. M. Wagner, Trustee
       Pittsburgh, PA 15219

       RESIDENCE:  Pennsylvania                                                C.G. GREFENSTETTE AND L.M. WAGNER,
                                                                               TRUSTEES U/A/T DATED DECEMBER 30,
       1976 FOR THE CHILDREN OF
       Investment Amount:   $49,000                                            HENRY LEA HILLMAN, JR.
       Common Shares:     51,57
       Warrant Shares:      12,895
                                                                               By:
       Address for Notice:                                                                     C. G.
       Grefenstette, Trustee
       c/o Maurice J. White
       The Hillman Company                                                     By:
       1800 Grant Building                                                                     L. M. Wagner, Trustee
       Pittsburgh, PA 15219

       RESIDENCE:  Pennsylvania                                 C.G. GREFENSTETTE AND L.M. WAGNER,
                                                                TRUSTEES U/A/T DATED DECEMBER 30, 1976 FOR THE
       CHILDREN OF
       Investment Amount:   $49,000
       Common Shares:     51,57                                 WILLIAM TALBOTT HILLMAN
       Warrant Shares:      12,895

       Address for Notice:                                      By:
       c/o Maurice J. White                                                  C. G. Grefenstette, Trustee
       The Hillman Company
       1800 Grant Building                                      By:
       Pittsburgh, PA 15219                                                  L. M. Wagner, Trustee

       RESIDENCE:  New York                                     SPECIAL SITUATIONS FUND III, L.P.

       Investment Amount:  $1,199,945

       Common Shares:  1,263,100                                By:
                                                                Name:  David Greenhouse
       Warrant Shares:      315,775                             Title:     General Partner


       Address for Notice:
       153 E. 53rd Street, 51st Floor
       New York, NY 10022

       RESIDENCE:  New York                                     SPECIAL SITUATIONS FUND CAYMAN, L.P.

       Investment Amount:  $575,035Common Shares:  605,300
       Warrant Shares:   151,325
       Address for Notice:                                      By:
       153 E. 53rd Street, 51st Floor                           Name:  David Greenhouse
       New York, NY 10022                                       Title:     General Partner

       RESIDENCE:  New York                                     SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

       Investment Amount:  $400,045Common Shares:  421,100
       Warrant Shares:   105,275
       Address for Notice:                                      By:
       153 E. 53rd Street, 51st Floor                           Name:  David Greenhouse
       New York, NY 10022                                       Title:     General Partner

       RESIDENCE:  New York                                     SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

       Investment Amount:  $300,010Common Shares:  315,800
       Warrant Shares:     78,950
       Address for Notice:                                      By:
       153 E. 53rd Street, 51st Floor                           Name:  David Greenhouse
       New York, NY 10022                                       Title:     General Partner

       RESIDENCE:  California                                   MICRO CAP PARTNERS, L.P.

       Investment Amount:  $1,000,000Common Shares:   1,052,632 By:  Palo Alto Investors LLC
       Warrant Shares:    263,158                               Title:  General Partner
       Address for Notice:
       Mr. Will Edwards                                         By:  Palo Alto Investors
       Palo Alto Investors                                      Title:  Manager
       470 University Avenue
       Palo Alto, CA 94301
                                                                By:
                                                                Name:  William L. Edwards
                                                                Title:     President


       RESIDENCE:  British Columbia                             Her Majesty the Queen in Right of the Province
                                                                British Columbia
       Investment Amount:  $95,000.00
       Common Shares:   100,000                                 By:  Wellington Management Company,  LLP
       Warrant Shares:   25,000                                 Title:  Investment Adviser

       Address for Notice:
       Wellington Management Company, LLP
       Attn:  Gina Di Mento
       75 State Street                                          By:
       Boston, MA  02109                                        Name:  Julie A. Jenkins
                                                                Title:     Vice President and Counsel


       RESIDENCE:  Michigan                                     The Dow Chemical Employees' Retirement Plan

       Investment Amount:  $185,250.00                          By:  Wellington Management Company,  LLP
       Common Shares:   195,000                                 Title:  Investment Adviser
       Warrant Shares:    48,750

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Michigan                                     The Retirement Program Plan for Employees of
                                                                Union Carbide Corporation
       Investment Amount:  $152,000.00
       Common Shares:   160,000                                 By:  Wellington Management Company,  LLP
       Warrant Shares:    40,000                                Title:  Investment Adviser

       Address for Notice:
       Wellington Management Company, LLP
       Attn:  Gina Di Mento                                     By:
       75 State Street                                          Name:  Julie A. Jenkins
       Boston, MA  02109                                        Title:     Vice President and Counsel


       RESIDENCE:  Singapore                                    Government of Singapore Investment Corporation
                                                                Pte Ltd
       Investment Amount:  $760,000.00
       Common Shares:   800,000                                 By:  Wellington Management Company,  LLP
       Warrant Shares:    200,000                               Title:  Investment Adviser

       Address for Notice:
       Wellington Management Company, LLP
       Attn:  Gina Di Mento                                     By:
       75 State Street                                          Name:  Julie A. Jenkins
       Boston, MA  02109                                        Title:     Vice President and Counsel


       RESIDENCE:  Maryland                                     Howard Hughes Medical Institute

       Investment Amount: $209,000.00                           By:  Wellington Management Company,  LLP
       Common Shares:  220,000                                  Title:  Investment Adviser
       Warrant Shares:    55,000

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  New York                                     New York State Nurses Association Pension Plan

       Investment Amount:  $142,500.00                          By:  Wellington Management Company,  LLP
       Common Shares:   150,000                                 Title:  Investment Adviser
       Warrant Shares:    37,500

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Ohio                                         Ohio Carpenters' Pension Fund

       Investment Amount:  $95,000.00                           By:  Wellington Management Company,  LLP
       Common Shares:   100,000                                 Title:  Investment Adviser
       Warrant Shares:    25,000

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Ohio                                         Laborers' District Council and Contractors' of
                                                                Ohio Pension Fund
       Investment Amount:  $61,750.00
       Common Shares:  65,000                                   By:  Wellington Management Company,  LLP
       Warrant Shares:    16,250                                Title:  Investment Adviser

       Address for Notice:
       Wellington Management Company, LLP
       Attn:  Gina Di Mento                                     By:
       75 State Street                                          Name:  Julie A. Jenkins
       Boston, MA  02109                                        Title:     Vice President and Counsel


       RESIDENCE:  Oregon                                       Oregon Investment Council

       Investment Amount:  $541,500.00                          By:  Wellington Management Company,  LLP
       Common Shares:   570,000                                 Title:  Investment Adviser
       Warrant Shares:    142,500

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  New Jersey                                   The Robert Wood Johnson Foundation

       Investment Amount:  $218,500.00                          By:  Wellington Management Company,  LLP
       Common Shares:  230,000                                  Title:  Investment Adviser
       Warrant Shares:    57,500

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Massachusetts                                WTC-CIF Emerging Companies Portfolio

       Investment Amount:  $228,000.00                          By:  Wellington Management Company,  LLP
       Common Shares:   240,000                                 Title:  Investment Adviser
       Warrant Shares:    60,000

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA 02109

       RESIDENCE:  Massachusetts                                WTC-CTF Emerging Companies Portfolio

       Investment Amount: $304,000.00                           By:  Wellington Management Company,  LLP
       Common Shares:   320,000                                 Title:  Investment Adviser
       Warrant Shares:    80,000

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Australia                                    Australian  Retirement Fund

       Investment Amount:  $47,500.00                           By:  Wellington Management Company,  LLP
       Common Shares:   50,000                                  Title:  Investment Adviser
       Warrant Shares:    12,500

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA 02109

       RESIDENCE:  Alberta, Canada                              TELUS Corporation

       Investment Amount:  $6,650.00                            By:  Wellington Management Company,  LLP
       Common Shares:  7,000                                    Title:  Investment Adviser
       Warrant Shares:    1,750

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Australia                                    JB Were Global Small Companies Fund

       Investment Amount:  $85,500.00                           By:  Wellington Management Company,  LLP
       Common Shares:   90,000                                  Title:  Investment Adviser
       Warrant Shares:    22,500

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  New Zealand                                  NZ Funds Global Small Companies Trust

       Investment Amount:  $23,750.00                           By:  Wellington Management Company,  LLP
       Common Shares:   25,000                                  Title:  Investment Adviser
       Warrant Shares:    6,250

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Australia                                    Retail Employees' Superannuation Pty Ltd

       Investment Amount:  $23,750.00                           By:  Wellington Management Company,  LLP
       Common Shares:   25,000                                  Title:  Investment Adviser
       Warrant Shares:    6,250

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Pennsylvania                                 SEI Institutional Investment Trust, Small Cap
                                                                Growth Fund
       Investment Amount:  $218,500.00
       Common Shares:   230,000                                 By:  Wellington Management Company,  LLP
       Warrant Shares:    57,500                                Title:  Investment Adviser

       Address for Notice:
       Wellington Management Company, LLP
       Attn:  Gina Di Mento                                     By:
       75 State Street                                          Name:  Julie A. Jenkins
       Boston, MA  02109                                        Title:     Vice President and Counsel


       RESIDENCE:  Pennsylvania                                 SEI Institutional Managed Trust, Small Cap
                                                                Growth Fund
       Investment Amount: $308,750.00
       Common Shares:   325,000                                 By:  Wellington Management Company,  LLP
       Warrant Shares:    81,250                                Title:  Investment Adviser

       Address for Notice:
       Wellington Management Company, LLP
       Attn:  Gina Di Mento                                     By:
       75 State Street                                          Name:  Julie A. Jenkins
       Boston, MA  02109                                        Title:     Vice President and Counsel


       RESIDENCE:  Alberta, Canada                              TELUS Foreign Equity Active Pool

       Investment Amount:  $14,250.00                           By:  Wellington Management Company,  LLP
       Common Shares:   15,000                                  Title:  Investment Adviser
       Warrant Shares:    3,750

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Australia                                    Telstra Super Pty Ltd

       Investment Amount:  $33,250.00                           By:  Wellington Management Company,  LLP
       Common Shares:   35,000                                  Title:  Investment Adviser
       Warrant Shares:    8,750

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  District of Columbia                         Vantagepoint Aggressive Opportunities Fund

       Investment Amount:  $304,000.00                          By:  Wellington Management Company,  LLP
       Common Shares:   320,000                                 Title:  Investment Adviser
       Warrant Shares:   80,000

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109

       RESIDENCE:  Ireland                                      WMP (Dublin)   Global Smaller Companies Equity

       Investment Amount:  $8,550.00                            By:  Wellington Management Company,  LLP
       Common Shares:   9,000                                   Title:  Investment Adviser
       Warrant Shares:    2,250

       Address for Notice:
       Wellington Management Company, LLP                       By:
       Attn:  Gina Di Mento                                     Name:  Julie A. Jenkins
       75 State Street                                          Title:     Vice President and Counsel
       Boston, MA  02109


     Index of Schedules to Securities Purchase Agreement*


                         Schedule 3.1 . . . . . . . . . . . .
                         .  . . . . . . . . . . .List of
                         Subsidiaries
                         Schedule 3.3 . . . . . . . . . . . .
                         .  . . . . . . . . . . .Capitalization
                         Schedule 3.5 . . . . . . . . . . . .
                         .  . . . . . . . . . . .Required
                         Consents
                         Schedule 3.9 . . . . . . . . . . . .
                         .  . . . . . . . . . . .Intellectual
                         Property Matters
                         Schedule 4.4 . . . . . . . . . . . .
                         .  . . . . . . . . . . .Use of Proceeds

                         -----------------------------------
                         *  Schedules omitted from filing